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                                                                   EXHIBIT 21.1


                        Subsidiaries of the Registrant



   Name of Subsidiary                     State of Incorporation
   ------------------                     ----------------------

US Xchange Finance Company, L.L.C.              Delaware
US Xchange of Wisconsin LLC                     Wisconsin
US Xchange of Indiana LLC                       Indiana
US Xchange of Illinois LLC                      Illinois
US Xchange of Michigan LLC                      Michigan
US Xchange of Minnesota LLC                     Minnesota
US Xchange of Washington LLC                    Washington
US Xchange of South Carolina LLC                South Carolina
US Xchange of North Carolina LLC                North Carolina
US Xchange of Missouri LLC                      Missouri
US Xchange of California LLC                    California
US Xchange of Georgia LLC                       Georgia
US Xchange of Florida LLC                       Florida
US Xchange of Oregon LLC                        Oregon
US Xchange of Kentucky LLC                      Kentucky
US Xchange of Ohio LLC                          Ohio